EXHIBIT 3

Telephone: (876) 906-2414-7 Facsimile: (876) 754-5158 E-Mail: attorneygeneral@agc.gov.jm Reference Number: 004-AH177	ATTORNEY GENERAL’S CHAMBERS 1st Floor – North Tower NCB Towers 2 Oxford Road Kingston 5

March 1, 2011

Securities and Exchange Commission	CONFORMED COPY
100 F Street, N. E.
Washington, D.C. 20549
U.S.A.

Ladies and Gentlemen:

In the capacity of Director (acting), Commercial Affairs Division, office of the Attorney General of Jamaica, the undersigned has acted as counsel for the Government of Jamaica (“Jamaica”) with respect to Jamaica’s issuance of U.S. $400,000,000 8.00% Amortising Notes due 2019 (the “Notes”) in the form of a takedown from Jamaica’s Registration Statement No. 333.152361 under Schedule B (the “Registration Statement”), filed with the Securities and Exchange Commission of the United States of America (the “Commission”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act:”).

In arriving at the opinion expressed below, the undersigned has reviewed the following documents:

(i)	the Registration Statement;

(ii)	the prospectus dated February 7, 2011, as filed with the Commission as part of the Registration Statement, as amended or supplemented

(iii)	the prospectus supplement, dated February 14, 2011, as filed with the Commission on February 16, 2011, pursuant to Rule 424(b)(5) specifically relating to the Notes (the “Prospectus Supplement”);

(iv)

the Fiscal Agency Agreement dated June 20, 2002 (the “2002 Fiscal Agency Agreement”), among Jamaica, Deutsche Bank Trust Company Americas (as Fiscal Agent, Principal Paying Agent and Registrar) and Deutsche Bank Luxembourg S.A (as Paying Agent and Transfer Agent), the supplemental fiscal agency agreement, dated June 24, 2008 executed by Jamaica (the “2008

Supplemental Fiscal Agency Agreement”) and the supplemental fiscal agency agreement, dated February 22, 2011, supplementing the 2008 Supplemental Fiscal Agency Agreement (together with the 2002 Fiscal Agency Agreement and the 2008 Supplemental Fiscal Agency Agreement, the “Fiscal Agency Agreement”);

(v)	the Notes;

(vi)	the Underwriting Agreement dated February 14, 2011 among Jamaica, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., and Scotia Capital (USA) Inc.; and

(vii)	the originals or copies certified or otherwise identified of such other documents, including regulations.

Based on the foregoing, it is the opinion of the undersigned that, subject to compliance with the requirements of the Loan Act 1964 and the Loans (Canada, United States of America and Other Specified Countries) Act 1957, the execution and delivery of the Notes were duly authorized by all the necessary action of Jamaica and, when authenticated by the Fiscal Agent in accordance with the Fiscal Agency Agreement and delivered to and paid for by the Underwriters, the Notes when issued constituted valid and legally binding obligations of Jamaica enforceable against Jamaica in accordance with their terms, subject as to enforcement to legal and equitable limitations relating to or affecting enforceability generally applicable to obligations of sovereigns.

This opinion is limited to the laws of Jamaica and to the Registration Statements, the Fiscal Agency Agreement, the Underwriting Agreement and the Notes as at the date of this opinion.

In giving this opinion, I have assumed the following (without independent verification):

1.	The legal capacity of the natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2.	The conformity to original documents and the completeness of all documents submitted to me (i) as certified or confirmed copies or photocopies, or (ii) by facsimile transmission and the authenticity of the originals of such documents;

3.	The certificates and other documents to which I have referred herein were when made, and remain, accurate, and there have been no variations to any such certificates or documents;

4.	Insofar as any obligation is to be performed in a jurisdiction other than Jamaica, its performance would not be illegal or ineffective under the laws of that jurisdiction; and

5.	That the parties to the Fiscal Agency Agreement and the Underwriting Agreement have satisfied or will satisfy any applicable legal requirement under any law other than the laws of Jamaica to the extent necessary to make the Fiscal Agency Agreement and the Notes (with respect to Jamaica) enforceable against it.

I hereby consent to the filing of this opinion as an exhibit to Amendment No. 1 to the Annual Report of the Government of Jamaica on Form 18-K for the year ended March 31, 2010, and to the use of my name under the caption “Validity of the Notes” in the Prospectus Supplement.

In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the Commission.

Yours faithfully

/s/Candice Rochester

Candice Rochester (Miss)

Director (acting)

Commercial Affairs Division

for Attorney General

Copy: Financial Secretary

  Ministry of Finance and the Public Service

  Attention: Mrs. Pamella McLaren

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